EXHIBIT 10.17

[ ] Where this symbol appears information has been deleted and filed separately with the Commission.

                               MERCHANT AGREEMENT

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
BANK:    Household Bank (SB), N.A.                   MERCHANT:         Sound Advice, Inc.
         1111 Town Center Drive                                        1901 Tigertail Boulevard
         Las Vegas,  Nevada  89134                                     Dania Beach, Florida  33004
                                                                       Facsimile No. (954) 926-4389
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This Merchant Agreement ("AGREEMENT") is made and entered into as of the 8th day of March, 1999 ("EFFECTIVE DATE"), by and between Household Bank (SB), N.A.
(herein "HOUSEHOLD") and Sound Advice, Inc., a Florida corporation (herein
"MERCHANT"). In consideration of the mutual promises, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merchant and Household agree as follows:

SECTION 1. DEFINITIONS. In addition to the words and phrases defined above and elsewhere in this Agreement, the following words and phrases shall have the following meanings:

a. "ACCOUNT" means an account resulting from the issuance of a Card. An Account may have more than one Card issued for it. Each Account shall be owned by, and deemed to be the property of, Household.
b. "AFFILIATE" means any entity that is owned by, owns or is under common control with Household or Merchant or its ultimate parent.
c. "APPLICABLE LAW" means collectively or individually any applicable law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation.
d.       "AUTHORIZATION" means permission from Household to make a Card Sale.
e. "AUTHORIZATION CENTER" means the facility designated by Household as the facility at which Card Sales are authorized.
f. "BUSINESS DAY" means any day except Saturday or Sunday or a day on which banks are closed in the State of Nevada.
g. "CARD" means the private label credit card issued by Household for the Program.
h. "CARDHOLDER" means (i) the person in whose name an Account is opened, and (ii) any other authorized users of the Account and Card.
i. "CARD SALE" means any sale of Goods that Merchant makes to a Cardholder pursuant to this Agreement that is charged to an Account.
j. "CHARGEBACK" means the return to Merchant and reimbursement to Household of a Sales Slip or Card Sale for which Merchant was previously paid.
k. "CREDIT SLIP" means evidence of a credit in a paper or electronic form for Goods purchased from Merchant.
l. "GOODS" means the products described in SECTION 2 below, certain warranties expressly authorized by Household, and related services sold by Merchant in the ordinary course of Merchant's business to consumers for individual, family, personal or household use.
m. "LIBOR" shall mean the daily average of the one (1) year London Interbank Offered Rate as published by BLOOMBERG FINANCIAL MARKETS. For purposes of this Agreement "Base LIBOR" shall be %.
n. "MONTH" means a calendar month unless used in connection with a Credit Promotion.
o. "OPERATING INSTRUCTIONS" means the Regulatory Guidelines and operating instructions and/or procedures designated by Household and provided to Merchant from time to time concerning the Program. Household shall provide Merchant with reasonable written notice of any changes to the Operating Instructions.
p. "PROGRAM" means the private label revolving credit card program associated with Merchant whereby Accounts will be established and maintained by Household, Cards issued by Household to qualified consumers purchasing Merchant's Goods, and Card Sales funded all pursuant to the terms of this Agreement.
q. "PROGRAM YEAR" means any consecutive twelve (12) month period commencing with the first day of funding of any Accounts after the Effective Date and each subsequent twelve (12) month period.
r. "SALES SLIP" means evidence of a Card Sale in paper or electronic form for Goods purchased from Merchant.
s. "TERMINAL" means an electronic terminal or computer capable of communicating by means of an on-line or dial-up electronic link with an Authorization Center.

SECTION 2. SCOPE AND PURPOSE. Merchant engages in the sale of consumer electronics and other related products and related services, and Merchant desires to make financing available to consumers purchasing Goods and services from Merchant and to participate in the Program in accordance with the terms and conditions set forth in this Agreement. Household, a credit card bank in the business of providing revolving credit financing pursuant to a credit card, has agreed

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provide such financing under the Program to individual qualified consumers purchasing Merchant's Goods pursuant to the terms and conditions set forth in this Agreement.
a. FORMS AND CARDS. Household will provide to Merchant standard application/agreements, Sales Slips, Credit Slips, and other forms from time to time for use by Merchant in the Program, which documents may be changed from time to time by Household. Merchant shall be charged a fee for nonstandard forms requested by Merchant and for forms in excess of normal usage. The design of the Card will be done by the Merchant subject to Household's approval and the content of the Cards and billing statements and the terms and conditions of Accounts and application/agreements shall be determined by Household and are subject to change by Household from time to time.
b. CREDIT REVIEW; OWNERSHIP OF ACCOUNTS. All completed applications for Accounts submitted by Merchant to Household whether mailed, telephoned or otherwise electronically transmitted will be processed and approved or declined in accordance with such credit criteria and procedures established from time to time by Household, with Household having and retaining all rights to reject or accept such applications. Household will only accept applications for revolving credit pursuant to the credit card it issues for individual, personal, family or household use. Household or its Affiliates shall own the Accounts, including the Cardholder names and addresses associated with the Accounts, and shall bear the risk for such Accounts; however, upon request Household will provide the Cardholder names and addresses to Merchant for the purpose of soliciting accounts for the Program up to 30 days prior to termination. Except as otherwise provided in this Agreement, Merchant acknowledges and agrees that it shall have no ownership interest in the Accounts. Household shall not be obligated to take any action under an Account, including making future advances or credit available to Cardholders. Household shall not be obligated to accept applications for a Card or to approve any Card Sale for consumers that do not have their principal residence and billing address in the Continental United States.

c. CARD PROMOTIONS, SERVICES AND ENHANCEMENTS. Household and Merchant may from time to time mutually agree to offer to existing or potential Cardholders special credit promotions, additional services and/or enhancements. The terms of such promotions, services and enhancements shall be mutually agreed upon by Household and Merchant and are subject to change upon mutual agreement of the parties or discontinuance by Household upon notice to Merchant. In consideration of Household's providing special credit promotions and to compensate Household for such promotions, Merchant agrees to pay to Household for the period agreed upon by Household and Merchant such rates, discounts and amounts as may be agreed upon by Household and Merchant. Household may deduct amounts owed to it hereunder from amounts owed to Merchant under this Agreement.

SECTION 3.  FEES, DISCOUNTS, CHARGES, RATES AND FUNDING.

a. CONSUMER RATE. The annual percentage rate ("APR") to be charged on purchases with the Card shall be a variable APR of the Prime Rate plus [ ] percentage points, or plus [ ] percentage points for the default APR ("Spread"). The Prime Rate shall be determined based upon the highest Prime Rate published in THE WALL STREET JOURNAL "Money Rates" on the first Tuesday of January, April, July and October, and will take effect on the first day of the billing cycle for February, May, August and November. The APR shall not be lower than [ ] during the Initial Term of this Agreement. The APR shall not exceed the maximum interest rate allowable by Applicable Law, rule, regulation or statute and shall be subject to change from time to time by Household upon notice to Merchant. The initial APR shall be [ ]
b. MERCHANT. Merchant agrees to pay Household the following nonrefundable fees, charges and discounts (some of which are more fully described in this Agreement):

         (i) "DISCOUNT": [ ] of the amount of each non-credit promotion Sales Slip accepted and funded by Household.

         (ii) "CREDIT PROMOTION DISCOUNT FEE": Household shall make certain deferred payment and/or deferred interest credit promotions ("Credit Promotions") available to Merchant. Each Sales Slip generated pursuant to each Credit Promotion shall be subject to a Credit Promotion discount fee ("Discount Fee") as set forth herein. During the term of this Agreement, the percentage of total annual dollar volume of Card Sales generated by the [ ] months or longer Credit Promotions ("[ ] months or longer Credit Promotions") shall not exceed percent ([ ]) of the 12 month average dollar volume of promotional and non promotional Card Sales (" months or longer Credit Promotions Volume Maximum") during each Program Year. The initial Credit Promotion Discount Fees shall be as follows:

                  CREDIT PROMOTION (SAME AS CASH)     DISCOUNT FEE   SAC MAXIMUM
                  -------------------------------     ------------   -----------

                   Non Promotional Card Sales                  [ ]           [ ]
                   90 Day Same as Cash/Without Payments        [ ]           [ ]
                   6 Months Same as Cash/With Payments         [ ]           [ ]
                   6 Months Same as Cash/Without Payments      [ ]           [ ]
                   9 Months Same As Cash/With Payments         [ ]           [ ]

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                   9 Months Same As Cash/Without Payments                    [ ]
                   12 Months Same as Cash/With Payments                      [ ]
                   12 Months Same as Cash/Without Payments                   [ ]

                  CREDIT PROMOTION                  DISCOUNT FEE   PROMO MAXIMUM
                  ----------------                  ------------   -------------

                   Non Promotional Card Sales                [ ]
                   90 Day No Interest/Without Payments       [ ]
                   6 Months No Interest/With Payments        [ ]
                   6 Months No Interest/Without Payments     [ ]
                   9 Months No Interest/With Payments        [ ]             [ ]
                   9 Months No Interest/Without Payments     [ ]             [ ]
                   12 Months No Interest/With Payments       [ ]             [ ]
                   12 Months No Interest/Without Payments    [ ]             [ ]

                  The Credit Promotion Discount Fees set forth in this Subsection 3b (ii) shall be reviewed and adjusted under the following circumstances: (A) in accordance with any increase in LIBOR as set forth below; (B) in the event Household determines that any [ ] Month or longer Credit Promotions exceeded [ ] for any Program Year during the term of this Agreement as set forth in Schedule A below; (C) in accordance with the provisions of SECTION 6 B (vi) if Household determines that Fraud Losses (as defined in SECTION 6 B (vi)) will exceed the percentage set forth therein during the term of this Agreement.

                  Any adjustment in the Discount Fees based upon changes from Base LIBOR shall be made semi-annually at the end of each Program Year on the anniversary of the Effective Date and six months thereafter (the "Adjustment Dates"), and shall be equal to the result ("Adjustment") of (i) the Credit Promotion duration divided by 12; multiplied by (ii) the difference, if any, in the LIBOR determined as of the Adjustment Date ("Current LIBOR") from Base LIBOR ("LIBOR Spread"). The Current LIBOR shall be determined by the average LIBOR for the thirty-day period prior to the applicable Adjustment Date. The new Discount Fee shall be effective as to all promotional volume accepted and funded by Household for the next six Months starting after the applicable Adjustment Date. The Credit Promotion Discount Fee shall be determined by adding to the Adjustment the initial Discount Fee for each Credit Promotion. For example: if the Current LIBOR on the anniversary of the Effective Date is [ ] for that Adjustment Date and the Base LIBOR is [ ], the Discount Fee for a "[ ] Month Same As Cash With Payments" promotion would be calculated as follows: [ ] (Credit Promotion duration) divided by [ ] =1 ("Multiplier"); [ ] (Current LIBOR) minus [ ] (Base LIBOR) = [ ] basis points (LIBOR Spread); 1 (Multiplier) times basis points (LIBOR Spread) = [ ] basis points (Adjustment). [ ] ([ ] Month SAC With Payments Initial Discount Fee) plus [ ] basis points (Adjustment) = [ ] (New Discount Fee for Month SAC With Payments). The Discount Fees shall never be reduced by more than basis points from the initial Discount Fees as a result of any decrease in the Current LIBOR below Base LIBOR. Any change in the Discount Fee for [ ] month or longer Credit Promotions based upon Merchant exceeding the months or longer Credit Promotions Volume Maximum shall be determined at the end of each Program Year as set forth in Schedule A below. Household will charge Merchant the additional Discount Fee set forth below on the aggregate dollar amount of the [ ] month or longer Credit Promotion Volume for that Program Year. Household shall bill Merchant for the additional Discount Fee within 30 days of the end of such Program Year and Merchant shall pay Household the additional Discount Fee within 30 days of billing.

                                                   SCHEDULE A

           MONTHS OR LONGER CREDIT PROMOTION VOLUME     ADDITIONAL  DISCOUNT FEE
               AS A % OF TOTAL CARD SALE VOLUME

                              .01% to   0%
                            [0.01%]to  [0%]                      [ ]
                            [0.01%]to  [0%]                      [ ]
                            [0.01%]to  [0%]                      [ ]
                            [0.01%]to  [0%]                      [ ]

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         (iii)    "CONVENIENCE USAGE CHARGE": [ ] of all finance charges that would otherwise be paid by the Cardholder but for the payment in full of the outstanding Account balance during any grace period or promotional period and which have not been previously paid to Household as a discount. (Under the Program, Household may permit Cardholders to pay the entire outstanding balance due without finance charges during any applicable grace period or promotional period).
         (iv) "RETURNED MERCHANDISE CHARGE": [ ] of the accrued finance charges on Accounts with respect to Goods that are returned and a credit is not applied prior to the end of the billing cycle period in which the Card Sale was made. Household will return to Merchant a pro rata portion of the Credit Promotion Discount Fee applicable to Goods that are returned as stated in Household's Operating Instructions.
         (v)      "START-UP FEE": [ ]
         (vi)     "FORMS FEE": [ ]
         (vii) "APPLICATION FEE": [ ] per Cardholder application presented to Household under the Program.

The rate, fees, discounts and charges described above in this SECTION 3 are subject to change by Household in accordance with the terms and conditions as set forth in this SECTION 3 upon prior written notice to Merchant.

c. ACCEPTANCE, OFFSET & FUNDING. Subject to the terms, conditions, warranties and representations in this Agreement and provided that Merchant has satisfied all of the conditions set forth in this Agreement, including, without limitation, SECTIONS 4, 5, AND 7, Household agrees to pay to Merchant the amount of each valid and authorized Sales Slip presented to Household during the term of this Agreement, less the amount of the fees, charges, and discounts described above in this SECTION 3, outstanding Account balances for Sales Slips subject to Chargeback, reimbursements, refunds, customer credits and any other amounts owed to Household by Merchant under this Agreement. Household may also offset or recoup said amounts from future amounts owed to Merchant under this Agreement. Any amounts owed by Merchant to Household which cannot be paid by the aforesaid means shall be due and payable by Merchant on demand. Any payment made by Household to Merchant shall not be final but shall be subject to subsequent review and verification by Household and Merchant. Merchant shall electronically submit Sales Slips to Household for funding Monday through Friday. Transmissions received prior to 7:30 a.m. Central Time shall be funded by Household the same Business Day. Household's liability to Merchant with respect to the funding or processing of any Card Sale, Sales Slip or Credit Slip shall not exceed the amount on the Sales Slip or Credit Slip in connection with such transaction. In no event shall Household be liable for any incidental or consequential damages or for failure to fund transactions on the next Business Day. Funding of Sales Slips by Household to Merchant shall be made by wire transfer.

SECTION 4. MERCHANT RESPONSIBILITIES CONCERNING CONSUMER TRANSACTIONS. Merchant covenants and agrees that Merchant shall:

a. Honor all valid Cards without discrimination, when properly presented by Cardholders for payment of Goods.
b. Not require, through an increase in price or otherwise, any Cardholder to pay any surcharge at the time of sale or pay any part of any charge imposed by Household on Merchant.
c. Not establish minimum or maximum charge amounts without Household's prior written approval; except for credit promotion card sales.
d. Prominently display at each of its locations, if appropriate, advertising and promotional materials relating to the Card, including without limitation take-one applications for the Card and use or display such materials in accordance with any specifications provided by Household. Such materials shall be used only for the purpose of soliciting accounts for the Program. Any solicitation, written material, advertising or the like relating to the Program or the products offered pursuant to the Program shall be prepared or furnished by Household or shall receive Household's prior written approval. Household will charge Merchant and Merchant agrees to pay the actual and reasonable costs for any such advertising and promotional materials as may be requested by Merchant. Any such materials shall not be used by Merchant following termination of this Agreement.
e. Use only the form of, or modes of transmission for, application/agreements, Sales Slips and Credit Slips as are provided by Household, and not use any application/agreements, Sales Slips, and Credit Slips provided by Household other than in connection with an application for a Card or a Card transaction.

f.       With respect to applications for a Card:

         (i) Make sure all information requested on the application is complete and legible;

         (ii) obtain the signature on the application of all persons whose name will appear on the Account or will be responsible for the Account;

         (iii) give the applicant the initial disclosures at the time of signing the application/agreement prior to the first transaction under the Account;

         (iv) verify the identification of the individual(s) applying for the Account, which verification may include obtaining driver's license and social security numbers;

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         (v)      provide all information required by Household from time to time for approval of applications by telephone or other electronic transmission and legibly insert the Account number on the application in the designated area; and
         (vi) send the actual original approved signed application to Household at Household's address on PAGE ONE above or such other address designated by Household within fifteen (15) Business Days of approval of the application by Household.

 g.      With respect to Sales Slips:
         (i) Enter legibly on a single Sales Slip prior to obtaining the Cardholder's signature (1) a description of all Goods purchased in the same transaction in detail sufficient to identify the transaction; (2) the date of the transaction; (3) the Authorization number; and (4) the entire amount due for the transaction (including any applicable taxes;
         (ii) REQUEST AUTHORIZATION FROM HOUSEHOLD'S AUTHORIZATION CENTER UNDER ALL CIRCUMSTANCES. (Household may refuse to accept or fund any Sales Slip that is presented to Household for payment more than one hundred twenty (120) days after the date of Authorization of the Card Sale). Merchant agrees not to divide a single transaction between two or more Sales Slips or between a Household Sales Slip and a sales slip for another credit provider who could validly claim a security interest in the Goods. If Authorization is granted, legibly enter the Authorization number in the designated area on the Sales Slip. If Authorization is denied, do not complete the transaction and follow any instructions from the Authorization Center. Merchant shall use reasonable efforts, by reasonable and peaceful means, to retain or recover a Card:
                  (a) if Merchant is advised to retain the Card in response to an Authorization request; or
                  (b) if Merchant has reasonable grounds to believe that the Card is counterfeit, fraudulent, or stolen. The obligation to retain or recover a Card imposed by this Section does not authorize a breach of the peace or any injury to persons or property, and Merchant will hold Household harmless from any claim arising from any injury to person or property or other breach of the peace.
         (iii) if applicable, imprint legibly on the Sales Slip the embossed legends from the Card and from Merchant's imprinter plate or if the transaction is to be completed electronically or otherwise without a Card imprint, then enter legibly on the Sales Slip sufficient information to identify the Cardholder and Merchant, including at least, Merchant's name and address, and Cardholder's name, Account number.
         (iv)     check the effective date, if any, on the Card;
         (v) obtain the signature of the Cardholder on the Sales Slip, and compare the signature on the Sales Slip with the signature panel of the Card and if identification is uncertain or if Merchant otherwise questions the validity of the Card, contact Household's Authorization Center for instructions;
         (vi)     IDENTIFICATION OF THE CARDHOLDER IS THE RESPONSIBILITY OF
                  MERCHANT;
         (vii) not present the Sales Slip to Household for funding until all Goods are delivered (if delivery is to be more than ten (10) days from the date of sale) and all the services are performed to the Cardholder's reasonable satisfaction. If the Card Sale is canceled or the Goods or services canceled or returned in accordance with the Merchant's reasonable and posted or published merchandise return policy as established from time to time by Merchant, the Sales Slip is subject to Chargeback;
         (viii)   enter the Card Sale into the Terminal; and
         (ix) deliver a true and completed copy of the Sales Slip to the Cardholder at the time of the Card Sale.

h. CREDIT SLIPS. If Goods are returned, any Card Sale or services are terminated or canceled, or Merchant allows any price adjustment, then Merchant shall not make any cash refund, but shall complete and deliver promptly to Household a Credit Slip evidencing the refund or adjustment and deliver to the Cardholder a true and complete copy of the Credit Slip at the time the refund or adjustment is made. Merchant shall date each Credit Slip and include thereon a brief description of the Goods returned, services terminated or canceled, refund or adjustment made, the date of the original Card Sale, Cardholder's name, address and Account number, and the date and amount of the credit, all in sufficient detail to identify the transaction. Merchant shall imprint or legibly reproduce on each Credit Slip the embossed legends from the Card and from Merchant's imprinter plate. The amount of the Credit Slip cannot exceed the amount of the original transaction as reflected on the Sales Slip. Merchant shall issue Credit Slips only in connection with previous bona fide Card Sales and only as permitted hereunder.

i. Not receive any payments from a Cardholder for charges included on any Sales Slip resulting from the use of any Card, nor receive any payments from a Cardholder to prepare and present a Credit Slip for the purpose of effecting a credit to the Cardholder's Account.

j. CARDHOLDER COMPLAINTS. Merchant shall within ten (10) Business Days of receipt provide Household with a copy of any written complaint from any Cardholder concerning his/her Account.

k. Satisfy all other requirements designated in any Operating Instructions or as may be required from time to time by Household upon reasonable notice to Merchant. In the event there is any inconsistency between any

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         Operating Instructions and this Agreement, this Agreement shall govern unless otherwise expressly indicated by Household in any Operating Instructions.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

          Merchant represents and warrants to Household as of the Effective Date and throughout the term of this Agreement the following:

         (i) That each Card Sale will arise out of a bona fide sale of Goods and/or services by Merchant and will not involve the use of the Card for any other purpose.

         (ii) That to the best of Merchant's knowledge each Card Sale will be to a consumer for personal, family, or household purposes.

         (iii)    That Cardholder applications will be available to the public
                  (i) without regard to race, color, religion, national origin, sex, marital status, or age (provided the applicant has the capacity to enter into a binding contract) and (ii) not in any manner which would discriminate against an applicant or discourage an applicant from applying for the Card.

         (iv) That it has full corporate or other power and authority to enter into this Agreement; that all corporate or other action required under any organization documents to make this Agreement binding and valid upon Merchant according to its terms has been taken; and that this Agreement is and will be binding, valid and enforceable upon Merchant according to its terms.

         (v) Neither (A) the execution, delivery and performance of this Agreement, nor (B) the consummation of the transactions contemplated hereby will constitute a violation of law or a violation or default by Merchant under its articles of incorporation, bylaws or any organization documents, or any material agreement or contract and no authorization of any governmental authority is required in connection with the performance by Merchant of its obligations hereunder.

         (vi) That dates after December 31, 1999 will be properly recognized and date related calculations will be correctly made in the operation of computer systems and functions material to the operation of the Program, and that Merchant has undertaken procedures to address Year 2000 ("Y2K") computer issues.

         (vii) Merchant has and will retain all licenses required by local or state law to conduct its business and to perform its obligations under this Agreement.


SECTION 6.  CHARGEBACKS TO MERCHANT.  Merchant agrees as follows:

a. CHARGEBACKS. Any Sales Slip or Card Sale is subject to Chargeback under any one or more of the following circumstances, and thereupon the provisions of SECTION 6.C. below shall apply:

         (i) The application or any information on the application or the Sales Slip or any required information on the Sales Slip (such as the account number, description of Merchant or Goods purchased, transaction amount or date) is illegible or incomplete, or the Sales Slip or application is not executed by the Cardholder; or Authorization is not obtained from Household's Authorization Center, or a valid Authorization number is not correct, in any material respect, and legibly written or recorded on the Sales Slip; or the Sales Slip is a duplicate of an item previously paid, or the price of the Goods or services shown on the Sales Slip differs from the amount shown on the Cardholder's copy of the Sales Slip;

         (ii) Household reasonably determines that (1) Merchant has breached or failed to satisfy, any material term, condition, covenant, warranty, or other provision of this Agreement, including, without limitation, SECTIONS 4 AND 5 above, or of the Operating Instructions, in connection with a Sales Slip, Card Sale or the transaction to which it relates, or an application for a Card or the opening of an Account; or (2) the Sales Slip, application/agreement or Card Sale is fraudulent or is subject to any bona fide claim of illegality, cancellation, rescission, avoidance or offset for any reason whatsoever, including, without limitation, negligence, fraud, misrepresentation, or dishonesty on the part of the customer (except as provided in Section 6b.) or Merchant or its agents, employees, licensees, or franchisees, or that the related transaction is not a bona fide transaction in Merchant's ordinary course of business;

         (iii) the Cardholder, in good faith, disputes or denies the Card Sale or other Card transaction, the execution of the Sales Slip or application/agreement, or the delivery, quality, or performance of the goods, services or warranties purchased, or the Cardholder has not authorized the Card Sale, or alleges in good faith that

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                  a credit adjustment was requested and refused or that a credit adjustment was issued by Merchant but not posted to the Account in violation of Merchant's disclosed policy or Applicable Law; or
         (iv) Merchant fails to deliver to Household the Sales Slip, Credit Slip, application or other records of the Card transaction within the times required in this Agreement and such failure to deliver in any way impairs Household's ability to meet its obligations under Applicable Law (including its obligations under the Fair Credit Billing Act) or otherwise to respond to questions, disputes, complaints, lawsuits, counterclaims or claims concerning Accounts or requests from Cardholders, or to enforce any rights Household may have against a Cardholder, including, without limitation, litigation by or against Household, collection efforts and bankruptcy proceedings.
b. FRAUD CHARGEBACK EXCEPTION. Notwithstanding anything to the contrary in this SECTION 6, Household and Merchant agree that where Merchant follows the procedures and provides the information set forth below, an application, Card Sale, Sales Slip or other Card transaction reasonably determined by Household to be the result of customer fraud ("Fraud Chargeback") shall not be subject to Chargeback under this SECTION 6 if the following conditions have been met by Merchant:
         (i) For applications, Merchant shall provide verification of the applicant's identity and current address by (1) witnessing the signature on the application of each person whose name will appear on the Account or who will be responsible for the Account; and (2) obtaining a copy of one of the following: an unexpired in-state driver's license containing the applicant's photo and current residence as listed on the application, or a current in-state identification card containing the applicant's photo and current residence as listed on the application, or a valid US Government issued military identification, or a valid United States Passport containing the applicant's photo and reviewing such identification to ensure that the applicant substantially resembles the person described thereon; and (3) reviewing an unexpired major credit card (e.g. American Express, VISA, MasterCard, Sears, Discover or major department store or oil company credit card) and comparing the signature on such credit card with the signature on the application and/or Sales Slip; and (4) recording on the application where designated the drivers license number or the card type, account number (where permissible) and expiration date of such credit card identification.
         (ii) If the address on the photo identification does not match the address on the application, Merchant must obtain a photocopy of other identification showing the applicant's current address such as a utility bill, bank statement or car registration.
         (iii) Within fifteen (15) Business Days of receipt of Household's request, or such earlier time as may be required by Household, Merchant shall provide to Household a copy of the identification described in 6b(i) and (ii) above to meet its obligations under Applicable Law or otherwise to respond to questions, disputes, inquiries, investigations, complaints, lawsuits, counterclaims or other claims concerning Accounts or requests from Cardholders or to enforce any rights Household may have against a Cardholder.
         (iv) For add on sales after the initial Card Sale, Merchant shall compare and verify the signature on the Card with the signature on the Sales Slip and also swipe the Card or take an impression of the Card.
         (v) In the event Merchant fails to comply with the foregoing provisions with respect to any application to open an Account, any Card Sale or Sales Slip for which Household reasonably determined the transaction to be the result of customer fraud, Household reserves the right to Chargeback such Account, Card Sale or Sales Slip under the terms set forth herein.
         (vi) Household shall review the amount of Fraud Chargebacks after each six Months this Agreement is in effect. In the event losses to Household resulting from Fraud Chargebacks ("Fraud Losses") exceed [ ] (on an annualized basis) of the average receivables outstanding, Household may adjust only the Discount Fees set forth in Section 3 b (iii) above. The increase in the Discount Fees under this subsection shall be basis point for each basis point increase in Fraud Losses above [ ] and shall be in effect for the next six Months.
c. RESOLUTION AND PAYMENT. Merchant is required to resolve any dispute or other of the circumstances described above in (a) of this SECTION 6 to Household's reasonable satisfaction within fifteen (15) days of notice of Chargeback or Merchant shall pay to Household the full amount of each such Sales Slip or Card Sale subject to Chargeback or the portion thereof designated by Household, as the case may be, plus the finance charges thereon, any attorney fees incurred by Household, and other fees and charges provided for in the Cardholder agreement not otherwise recovered by Household. Upon Chargeback to Merchant of a Sales Slip or Card Sale, Merchant shall bear all liability and risk of loss or right of recovery associated with such Sales Slip or Account, or the applicable portion thereof, without warranty by, or recourse or liability to, Household. Household may deduct amounts owed to Household under this Section from any amounts owed to Merchant under this Agreement.
d. The terms and provisions of this SECTION 6 shall survive the termination of this Agreement.

SECTION 7. TAPE OR ELECTRONIC TRANSMISSION & RECORDS. Data, records and information shall be transmitted and maintained as described below.

a. TRANSMISSION OF DATA. In lieu of forwarding paper Sales Slips and Credit Slips to Household, Merchant shall transmit to Household, by electronic transmission or other form of transmission designated by Household all data required by this Agreement to appear on Sales Slips and Credit Slips. All data transmitted shall be in a medium, form and format designated by Household and shall be presorted according to Household's instructions. Any errors in such data or in its transmission shall be the sole responsibility of Merchant. The means of transmission indicated above in this Section shall be the exclusive means utilized by Merchant for the transmission of Sales Slip or Credit Slip transaction data to Household.
b. RECEIPT OF TRANSMISSION. Upon successful receipt of any transmission, Household shall accept such transmission and pay Merchant in accordance with this Agreement, subject to subsequent review and verification by Household and to all other rights of Household and obligations of Merchant as set forth in this Agreement. If data transmission is by tape, Merchant agrees to deliver upon demand by Household a duplicate tape of any prior tape transmission, if such demand is made within forty-five (45) days of the original transmission.
c. RECORDS. Merchant shall maintain the actual paper Sales Slips, Credit Slips, and other records pertaining to any transaction covered by this Agreement for such time and in such manner as Household or any law or regulation may require, but in no event less than two (2) years after the date Merchant presents each transaction data to Household, and Merchant shall make and retain for at least seven (7) years legible copies of both sides of such actual paper Sales Slips, Credit Slips or other transaction records. Within fifteen (15) days, or such earlier time as may be required by Household, of receipt of Household's request, Merchant shall provide to Household the actual paper Sales Slips, Credit Slips or other transaction records, any other documentary evidence available to Merchant and reasonably requested by Household to meet its obligations under law (including its obligations under the Fair Credit Billing act) or otherwise to respond to questions, complaints, lawsuits, counterclaims or claims concerning Accounts or requests from Cardholders, or to enforce any rights Household may have against a Cardholder, including, without limitation, litigation by or against Household, collection efforts and bankruptcy proceedings, or for any other reason. In the event Merchant fails to comply in any respect with the provisions of this Section, Household may process a Chargeback for each Card Sale involved pursuant to SECTION 6 above.

In lieu of Merchant promptly providing Household upon termination with all original and microfilm copies of documents required to be retained under this Agreement, Merchant agrees to provide Household upon request original or microfilm copies of document(s) in order that Household may meet its obligations under Applicable Law (including its obligations under the Fair Credit Billing
Act) or otherwise to respond to questions, disputes, complaints, lawsuits, counterclaims or claims concerning Accounts or requests form Cardholders, or to enforce any rights Household may have against a Cardholder, including without limitation, litigation by or against Household , collection efforts and bankruptcy proceeding. Merchant agrees to deliver promptly to Household the requested documentation within ten (10) business days, and if Household does not receive the documentation within ten (10) business days the full account balance(s) shall be charged back to Merchant.

SECTION 8. PAYMENTS BY CARDHOLDER AND ENDORSEMENT. Merchant agrees that Household has the sole right to receive payments on any Sales Slip or Card Sale funded by Household. Unless specifically authorized in writing by Household, Merchant agrees not to make any collections on any such Sales Slip or Card Sale. Merchant agrees to hold in trust for Household any payment received by Merchant of all or part of the amount of any such Sales Slip or Card Sale and to deliver promptly the same in kind to Household as soon as received together with the Cardholder's name, Account number, and any correspondence accompanying the payment and deliver same promptly within five (5) days of receipt by Merchant. Merchant agrees that Merchant shall be deemed to have endorsed any Sales Slip, Credit Slip, or Cardholder payments by check, money order, or other instrument made payable to Merchant that a Cardholder presents to Household in Household's favor, and Merchant hereby authorizes Household to supply such necessary endorsements on behalf of Merchant.

SECTION 9. MERCHANT CREDIT INFORMATION. Household may annually review Merchant's financial stability. To assist Household in doing this and upon Household's request, Merchant shall deliver to Household no later than 120 days after the end of each fiscal year, an audited financial statement including, without limitation, all footnotes, and supporting materials with sufficient detail to accurately portray the financial condition of Merchant. Merchant warrants and represents that its credit application and financial statements submitted to Household by or on behalf of Merchant are true and accurate and Merchant agrees to supply such additional credit information as Household may reasonably request from time to time. Any information provided by Merchant pursuant to this SECTION 9 shall be subject to the confidentiality provisions of SECTION 19 below. Merchant understands that Household may verify the information on any financial statement or other information provided by Merchant and, from time to time, may seek credit and other information concerning Merchant from others and may provide financial and other information regarding the portfolio to its Affiliates or to others for purposes of its asset securitizations and sales.

SECTION 10. MERCHANT BUSINESS PRACTICES. Merchant agrees to provide adequate services in connection with each Card Sale pursuant to standard customs and trade practices and any applicable manufacturer's warranty service provided by Merchant and to provide such repairs, service and replacements and take such other corrective action as may be required by law or any applicable warranty.

SECTION 11. CARDHOLDER ACCOUNT INFORMATION. Merchant shall not sell, purchase, provide, or exchange Account information in the form of imprinted Sales Slips, carbon copies of imprinted Sales Slips, mailing lists, tapes or other media obtained by reason of a Card transaction to any third party other than to Merchant's agents for the purpose of assisting Merchant in its business with Household or pursuant to a government request.

SECTION 12. CHANGES IN MERCHANT. Merchant agrees to send Household at least (30) days prior written notice of any change in Merchant's name or location, any change in control of Merchant's business or any change in Sales Slip or Credit Slip information concerning Merchant. For purposes of this Section, a change in control shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act or 1934) other than the president and chairman of the Merchant, the senior vice president and director of the Merchant, or any mutual fund that currently owns percent ([ ]) of the outstanding stock normally entitled to vote in the election of directors of the Merchant becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than percent ([ ]) of the total voting power of all classes of stock then outstanding of Merchant normally entitled to vote in the election of directors.

SECTION 13.  INDEMNIFICATION.

a. INDEMNIFICATION BY MERCHANT. Merchant shall be liable to and shall indemnify and hold harmless Household and its Affiliates and their respective officers, employees, agents and directors from any losses, damages, claims or complaints incurred by Household or any Affiliate of Household or their respective officers, employees, agents and directors arising out of: (i) Merchant's failure to comply with this Agreement or any of the Operating Instructions; (ii) any claim, dispute, complaint or setoff made by a Cardholder in good faith with respect to anything done or not done by Merchant in connection with Card Sales or credits;
         (iii) anything done or not done by Merchant in connection with the furnishing of any goods, warranties or services purchased by Cardholders; (iv) the death or injury to any person or the loss, destruction or damage to any property arising out of the design, manufacture or furnishing by Merchant of any goods, warranties or services purchased by Cardholders; (v) any claim or complaint of a third party or governmental agency made in good faith in connection with Merchant's advertisements and promotions relating to the Card which have not been reviewed or approved by Household; (vi) any illegal or improper conduct of Merchant or its employees or agents in connection with any of the transactions contemplated by this Agreement; and (vii) any claim or complaint by a consumer or governmental agency made in good faith that Merchant has violated the Equal Credit Opportunity Act, Truth in Lending Act, or any other related Applicable Laws and regulations. Household may bill any amounts incurred by Household under this Section from any amounts owed Merchant under this Agreement.
b. INDEMNIFICATION BY HOUSEHOLD. Household shall be liable to and shall indemnify and hold harmless Merchant and its subsidiaries or affiliates and their respective officers, employees, agents and directors from any losses, damages, claims or complaints incurred by Merchant or any parent, subsidiary or affiliate of Merchant or their respective officers, employees, agents and directors arising out of (i) Household's failure to comply with this Agreement or any of the Operating Instructions; (ii) any claim, dispute or complaint by a Cardholder made in good faith resulting from anything done or not done by Household in connection with such Cardholder's Account; (iii) any illegal or improper conduct of Household, or its employees or agents with respect to the Card, a Card Sale, an Account or any other matters relating to the Program; (iv) any claim, dispute, complaint or set off by a consumer or governmental agency made in good faith resulting from a violation by Household, with respect to the application/agreement, of the Equal Credit Opportunity Act, Truth in Lending Act or any other related Applicable Laws and regulations; and (v) any claim, dispute or complaint of any third party or governmental agency made in good faith in connection with advertisements and promotions prepared by Household relating to the Card. Notwithstanding the foregoing, the indemnification by Household shall not apply to any claim or complaint relating to the failure of Merchant to resolve a billing inquiry or dispute with a Cardholder made in good faith relating to Goods or services purchased on the Card where such failure was not caused by Household.
c. NOTICE OF CLAIM & SURVIVAL. In the event that Household or Merchant shall receive any claim or demand or be subject to any suit or proceeding of which a claim may be made against the other under this Section, the indemnified party shall give prompt written notice thereof to the indemnifying party and the indemnifying party will be entitled to participate in the settlement or defense thereof with counsel satisfactory to indemnified party at the indemnifying party's expense. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit, or proceeding. The terms of this SECTION 13 shall survive the termination of this Agreement.

SECTION 14. NONWAIVER. Merchant's liability under this Agreement, including, without limitation, its liability under SECTION 6 above, shall not be affected by any settlement, extension, forbearance, or variation in terms that Household may grant in connection with any Sales Slip or Account or by the discharge or release of the obligations of the Cardholder(s) or any other person by operation of law or otherwise. Merchant hereby waives any failure or delay on Household's part in asserting or enforcing any right that Household may have at any time under this Agreement or under any Account.

SECTION 15.  TERM AND TERMINATION.

a. TERM. This Agreement shall be effective as of the Effective Date when executed by authorized officers of each of the parties and shall remain in effect for five (5) years ("INITIAL TERM") and shall thereafter be renewed for successive one year terms (the "RENEWAL TERM(S)") or other term in excess of one year as agreed upon by Household and Merchant unless and until terminated as provided herein. The termination of this Agreement shall not affect the rights and obligations of the parties with respect to transactions and occurrences which take place prior to the effective date of termination, except as otherwise provided herein.
b.       TERMINATION.  This Agreement may be terminated:
         (i) By Household or Merchant at the end of the Initial Term or the end of any Renewal Term upon not less than one hundred eighty
                  (180) days prior written notice to the other prior to the end of the Initial Term or the Renewal Term; or
         (ii) by Household or Merchant upon written notice to the other in the event the other party shall elect to wind up or dissolve its operation or is wound up and dissolved; becomes insolvent or repeatedly fails to pay its debts as they become due; makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy, or for reorganization or is adjudicated as bankrupt or insolvent; or has a liquidator or trustee appointed over its affairs; or
         (iii) by Household upon notice (a) if there occurs any material change in ownership of Merchant or if a change occurs in Merchant's financial condition as determined by Household in Household's sole discretion or if Merchant suspends or goes out of business or substantially reduces its business operations or sends a notice of a proposed bulk sale of all or part of its business; or (b) in the event Merchant materially breaches its obligations or any warranty or representation under this agreement or in any Operating Instructions; or (c) if Household has reasonable cause to believe that Merchant will not be able to perform its obligations under this Agreement, or if Household receives a disproportionate number of Cardholder inquiries, disputes, or complaints; or (d) if in Household's judgment, any Applicable Law requires that this Agreement or either party's rights or obligations hereunder be amended, modified, waived or suspended in any respect, including, without limitation, the amount of finance charges or fees that may be charged or collected or the consumer rate that may be charged on purchases with the card.
         (iv) by Household upon written notice (a) if Household has reasonable cause to believe that Merchant, its agents or employees have engaged in any fraudulent activity in connection with any of the transactions contemplated by this Agreement; or (b) if Household receives a disproportionate number of Cardholder inquiries, disputes, or complaints. For purposes of this SUBSECTION B (IV) (B) a "disproportionate number" shall exist when and if the average number of Cardholder inquiries, disputes and complaints received by Household each month over any six (6) month period equals or exceeds 15% of the total number of active debit and credit balance Accounts (Household to notify Merchant after 3 months); or (c) if in Household's reasonable legal judgment, any Applicable Law requires that this Agreement or either party's rights or obligations hereunder be amended, modified, waived or suspended in any material respect, including, without limitation, the amount of finance charges or fees that may be charged or collected or the consumer rate that may be charged on purchases with the Card.
c. DUTIES AND RIGHTS UPON TERMINATION. Upon termination of this Agreement, Merchant will provide Household records, data and information as provided in SECTION 7 of this Agreement. Household is not liable to Merchant for any direct or consequential damages that Merchant may suffer as a result of Household's termination of this Agreement. In the event this Agreement is terminated for any reason or notice of termination is given by either party, Household may take such other reasonable actions including but not limited to establishing and maintaining a reserve from payments otherwise payable to Merchant to protect Household's rights under this Agreement and to cover Chargeback amounts and other amounts owing to Household. The provisions of this subsection shall survive the termination of this Agreement.
d. PURCHASE REQUIREMENT Upon termination of this Agreement, Merchant shall purchase or arrange to purchase by a third party, the Accounts, without recourse to Household and without representations or warranty, express or implied or pay a liquidation fee as described below. The purchase price will be [ ] of the full amount of all the outstanding Account balances, including accrued finance charges on promotions, plus accrued interest from the last billing cycle through the date of sale. The purchase to occur not later than ninety (90) days after the effective date of termination of the Agreement and to be under such terms and conditions as are reasonably acceptable to Merchant and Household. In any event beginning on the effective date of termination of this Agreement, Merchant shall pay Household on a monthly basis, within ten (10) days of Household's request, a liquidation fee in the amount of [ ] per active Account per month, (i) until such time as the purchase is complete and Household is paid the purchase price in full, or (ii) if no purchase occurs, until such time as the outstanding Account balances/receivables are liquidated and paid in full.

SECTION 16. STATUS OF THE PARTIES. In performing their responsibilities pursuant to this Agreement, Household and Merchant are in the position of independent contractors, and in no circumstances shall either party be deemed to be the agent or employee of the other. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of principal and agent, partner or joint venture or an association for profit between Household or Merchant. Any amounts ever owing by Merchant pursuant to this Agreement represent contractual obligations only and are not a loan or debt.

SECTION 17. FORCE MAJEURE. Neither party to this Agreement shall be liable to the other by reason of any failure in performance of this Agreement in accordance with its terms if such failure arises out of a cause beyond the control and without the fault or negligence of such party. Such causes may include but are not limited to acts of God, of the public enemy or of civil or military authority, unavailability of energy resources, system or communication failure, delay in transportation, fires, strikes, riots or war. In the event of any force majeure occurrence, the disabled party shall use its best efforts to meet its obligations as set forth in this Agreement.

SECTION 18. LIMITED LICENSE. Merchant hereby authorizes Household for purposes of this Agreement to use Merchant's name, logo, registered trademarks and servicemarks (if any) and any other proprietary designations ("PROPRIETARY MATERIALS") on the Cards, applications, periodic statements, billing statements, collection letters or documents, promotional or advertising materials and otherwise in connection with the Program, subject to Merchant's periodic reasonable review of such use and to such reasonable specifications of Merchant. Merchant represents and warrants that it has obtained appropriate federal and/or state trademark registrations to protect its interest in the use and ownership of the Proprietary Materials. Merchant shall, indemnify, defend and hold Household harmless from any loss, damage, expense or liability arising from any claims of alleged infringement of the Proprietary Materials (including reasonable attorneys' fees and costs). Merchant may not use any name or service mark of Household or any of its Affiliates in any manner without the prior written consent of Household.

SECTION 19. CONFIDENTIALITY. Merchant will keep confidential and not disclose to any person or entity (except employees, officers, partners or directors of Merchant who are engaged in the implementation and execution of the Program or a regulatory entity that may require information from a public company) all information, software, systems and data, that Merchant receives from Household or from any other source, relating to the Program and matters which are subject to the terms of this Agreement, including, but not limited to, Cardholder names and addresses or other Account information, and shall use, or cause to be used, such information solely for the purposes of the performance of Merchant's obligations under the terms of this Agreement. Household will keep confidential and not disclose to any person or entity (except employees, officers, agents or directors of Household, its subsidiaries or affiliates who are engaged in the implementation and execution of the Program) any information that Household receives from Merchant which is designated confidential by Merchant. All financial statements, business plans, sales results and similar information provided to Household by Merchant are hereby deemed to be confidential. In the event Household sells or assigns the Accounts or any portion of the Accounts under the Program or Merchant purchases or arranges the purchase of the Accounts by a third party pursuant to SECTION 15.D. above, Household or Merchant may disclose any information under this provision reasonably necessary or required to effectuate such sale, assignment or purchase. The provisions of this SECTION 19 shall survive the termination of this Agreement.

SECTION 20. ADDITIONAL PRODUCTS & SERVICES. Household and/or any of its Affiliates may at any time, whether during or after the term of this Agreement and whether the Accounts are owned by Household, solicit Cardholders for any other credit cards or other types of accounts or financial or insurance services or products offered by Household and/or any of its Affiliates.

SECTION 21. NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be sent to the respective parties as follows: if to Household, to the Attention of President, (with a copy to the Attention of General Counsel, HRS USA Law Department, 2700 Sanders Road, Prospect Heights, Illinois 60070); if to Merchant, to the Attention of Chief Financial Officer at their respective addresses set forth on page one of this Agreement or such other addresses as each party may designate to the other by notice hereunder. Said notices shall be deemed to be received when sent to the above addresses (i) upon three (3) Business Days after deposit in the U.S. first class mail with postage prepaid, (ii) upon personal delivery, or (iii) upon receipt by telex, facsimile, or overnight/express courier service or mail.

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

SECTION 22. AMENDMENTS AND SUPPLEMENTARY DOCUMENTS. Household may amend this Agreement upon ten (10) days' prior written notice to Merchant if such modification is reasonably determined by Household to be required by any state or federal law, rule, regulation, governmental or judicial order, opinion, interpretation or decision; provided, however, Merchant may terminate this Agreement upon ninety (90) days prior written notice to Household if such modification or amendment results in a material adverse change in the financial expectations of Merchant under this Agreement; provided further, however, Merchant waives the right to terminate this Agreement under this SECTION 22 if such notice is not provided to Household within sixty (60) days after receiving notice from Household of a modification or amendment. Reference herein to "this Agreement" shall include any schedules, appendices, exhibits, and amendments hereto. Any amendment or modification to this Agreement must be in writing and signed by a duly authorized officer of Household and Merchant to be effective and binding upon the parties; no oral amendments or modifications shall be binding upon the parties.

SECTION 23. ASSIGNMENT. This Agreement is binding upon the parties and their successors and to Household assigns. Notwithstanding, Merchant may not assign this Agreement without the prior written consent of Household; any purported assignment without such consent shall be void. Household may without Merchant's consent assign this Agreement or any of the rights or obligations hereunder only to any Affiliate of Household at any time. In the event of such assignment, the assignee shall have the same rights and remedies as Household under this Agreement.

SECTION 24. NONWAIVER AND EXTENSIONS. Neither party shall by any act, delay, omission, or otherwise be deemed to have waived any rights or remedies hereunder. Either party's failure to enforce any of its rights under this Agreement shall not affect any other right of such party or the same right in any other instance.

SECTION 25. RIGHTS OF PERSONS NOT A PARTY. This Agreement shall not create any rights on the part of any person or entity not a party hereto, whether as a third party beneficiary or otherwise.

SECTION 26. SECTION HEADINGS. The headings of the sections of this Agreement are for reference only, are not a substantive part of this Agreement and are not to be used to affect the validity, construction or interpretation of this Agreement or any of its provisions.

SECTION 27. INTEGRATIONS. This Agreement contains the entire agreement between the parties. There are merged herein all prior oral or written agreements, amendments, representations, promises and conditions in connection with the subject matter hereof. Any representations, warranties, promises or conditions not expressly incorporated herein shall not be binding on the parties.

SECTION 28. GOVERNING LAW/SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. If any provision of this Agreement is contrary to Applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof.

                     (THIS SPACE LEFT BLANK INTENTIONALLY.)

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

SECTION 29. JURISDICTION. ANY SUIT, COUNTERCLAIM, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT BY MERCHANT IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; AND THE MERCHANT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY APPELLATE COURTS THEREOF FOR THE PURPOSE OF ANY SUCH SUIT, COUNTERCLAIM, ACTION, PROCEEDING OR JUDGMENT (IT BEING UNDERSTOOD THAT SUCH CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WAIVES ANY RIGHT TO SUBMIT ANY DISPUTES HEREUNDER TO ANY COURTS OTHER THAN THOSE ABOVE).

SECTION 30. WAIVER OF JURY TRIAL. HOUSEHOLD AND MERCHANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, SUIT, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOUSEHOLD AND MERCHANT ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, Household and Merchant have caused their duly authorized representatives to execute this Merchant Agreement as of the date set forth above.
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BANK:                                                MERCHANT:

HOUSEHOLD BANK (SB), N.A.                            SOUND ADVICE, INC.

By: _____________________________________            By:______________________________________

Print Name: _____________________________            Print Name:___________________________________

Title: __________________________________            Title: ____________________________________


                                                     ATTESTED OR WITNESSED

                                                     By: _____________________________________

                                                     Print Name: ______________________________

                                                     Title: ____________________________________

                                                     Merchant's Federal Tax ID #: 59-1520531
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